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Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
August 23, 2017

Forestar Group Inc.
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746

    Re:  Forestar Group Inc.
                Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Forestar Group Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-4 (the "Registration Statement") to be filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale by the Company of up to 11,192,751 shares (the "Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), in connection with the merger of Force Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of D.R. Horton, Inc. ("D.R. Horton"), with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of June 29, 2017 (the "Merger Agreement"), among D.R. Horton, Merger Sub and the Company.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions stated herein, we have examined and relied upon the following:

          (a)   the Registration Statement;

          (b)   an executed copy of the Merger Agreement, which is attached as Annex A to the proxy statement/prospectus included in the Registration Statement;

          (c)   an executed copy of a certificate of Matthew S. Stark, Secretary of the Company, dated the date hereof (the "Secretary's Certificate");

          (d)   a copy of the Company's Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of August 22, 2017, and certified pursuant to the Secretary's Certificate;

          (e)   a copy of the Company's bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary's Certificate;

          (f)    the form of Second Amended and Restated Certificate of Incorporation of the Company to be in effect immediately upon consummation of the Merger and included as Exhibit A to the Merger Agreement;

          (g)   the form of Second Amended and Restated Bylaws of the Company to be in effect immediately upon consummation of the Merger and included as Exhibit B to the Merger Agreement;

          (h)   a copy of certain resolutions of the Board of Directors of the Company, adopted on June 28, 2017, certified pursuant to the Secretary's Certificate.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary's Certificate and the factual representations and warranties contained in the Merger Agreement.

        In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Merger Agreement.

        We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL").

        Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) stockholder approval has been obtained in accordance with the rules of the New York Stock Exchange (in the case of the issuance of Shares) and the DGCL (in the case of the Merger Agreement and the Second Amended and Restated Certificate of Incorporation); (iii) the Merger is consummated in accordance with the Merger Agreement; (iv) the Second Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective; and (v) an appropriate account statement has been issued by Computershare for the Common Stock evidencing that the Shares have been credited to the recipient's account maintained with Computershare, the Shares, when issued in accordance with the provisions of the terms of the Merger Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.

        We hereby consent to the reference to our firm under the heading "Legal Matters" in the proxy statement/prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
JDL	/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1